Exhibit 27(l)

April 15, 2004

Pruco Life of New Jersey Insurance Company
213 Washington Street
Newark, New Jersey 07102-2992

To Pruco Life of New Jersey Insurance Company:

This opinion is furnished in connection with the registration by Pruco Life of New Jersey Insurance Company (“Pruco Life of New Jersey”) of PruLife Custom Premier Variable Universal Life Insurance Contracts (the “Contracts”) under the Securities Act of 1933. The prospectus included in Post-Effective Amendment No. 6 to Registration Statement No.333-49334 on Form N-6 describes the Contracts. I have reviewed the Contract form and I have participated in the preparation and review of the Registration Statement and Exhibits thereto.

I have examined the actuarial assumptions and actuarial methods used in determining the hypothetical illustrations of included in the prospectus. In my opinion:

(1)      The  illustrations  of cash surrender  values,  death  benefits  and/or any other values  illustrated  are consistent with the provisions of the Contract and the Depositor's administrative procedures;
(2)      The rate  structure of the Contract  has not been  designed,  and the  assumptions  for the  illustrations
         (including  sex,  age,  rating  classification,  and premium  amount and payment  schedule)  have not been selected,  so as to make the relationship  between premiums and benefits,  as shown in the  illustrations, appear  to be  materially  more  favorable  than  for  any  other  prospective  purchaser  with  different assumptions; and
(3)      The  illustrations  are based on a  commonly  used  rating  classification  and  premium  amount  and ages appropriate for the markets in which the Contract is sold.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to my name under the heading “Experts” in the prospectus.

Very truly yours,

/s/
Pamela A. Schiz, FSA, MAAA
Vice President and Actuary
The Prudential Insurance Company of America